Life Partners Holdings, Inc. CEO To Ring
NASDAQ Stock Market Opening Bell

WACO, TX — May 13, 2009 — Life Partners Holdings, Inc. (Nasdaq GS: LPHI),  parent company of Life Partners, Inc., announced today that its President and Chief Executive Officer, Brian Pardo, will ring the opening bell for the NASDAQ stock market on Thursday, May 14.

In his remarks at the opening bell ceremony, Mr. Pardo will be announcing Life Partners’ record earnings for the year as well as a special enhanced cash dividend for shareholders.

Mr. Pardo was recently honored as one of the “Ten Most Influential People in Life Settlements,” by the Life Settlement Review.  The ceremony highlights the dramatic increase in interest in the life settlement market, which is expected to reach $31B in the next several years.

Life Partners is the world's oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called "life settlements". Since its incorporation in 1991, Life Partners has completed over 95,000 transactions for its worldwide client base of over 22,000 high net worth individuals and institutions in connection with the purchase of over 6,000 policies totaling almost $1.9 billion in face value.

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, the growth in the life settlement market and our growth within that market, are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements.  For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797
or info@lifepartnersinc.com

Visit our website at: www.lphi.com

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